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                                                                     EXHIBIT 5.1



            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]


                                August 20, 2004



SunTrust Capital VIII
SunTrust Capital IX
SunTrust Capital X
SunTrust Capital XI
c/o SunTrust Banks, Inc.
303 Peachtree Street, N.E.
Atlanta, Georgia 30308

                           RE:      SunTrust Capital VIII
                                    SunTrust Capital IX
                                    SunTrust Capital X
                                    SunTrust Capital XI
                                    Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special Delaware counsel to SunTrust Capital VIII, SunTrust Capital IX, SunTrust Capital X and SunTrust Capital XI (each, a "SunTrust Trust" and, together, the "SunTrust Trusts"), each a statutory trust created under the Statutory Trust Act of the State of Delaware (12 Del. C. Sections 3801, et seq.) (the "Delaware Trust Act"), and SunTrust Banks, Inc. (the "Company"), a corporation organized under the laws of the State of Georgia, in connection with the preparation of the Registration Statement on Form S-3, to be filed on the date hereof by the Company and the SunTrust Trusts with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, being hereinafter referred to as the "Registration Statement"), in connection with the registration of preferred securities (the "Preferred Securities") of the SunTrust Trusts, and certain other securities of the Company.

         The Preferred Securities of each SunTrust Trust may be issued either as Fixed Rate Preferred Securities or Floating Rate Preferred Securities, which will be issued pursuant to the applicable Amended and Restated Declaration of Trust of such SunTrust Trust (each, a "Declaration" and, collectively, the "Declarations"), each such Declaration to be among the Company, as sponsor of the Trust, Chase Manhattan Bank USA, National Association, as Delaware trustee (the "Delaware Trustee"), J.P. Morgan Trust Company, National Association, as institutional trustee (the "Institutional Trustee"),



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SunTrust Capital VIII
SunTrust Capital IX
SunTrust Capital X
SunTrust Capital XI
August 20, 2004
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and Raymond D. Fortin, Gary Peacock, Jr. and Robert J. Williams, Jr. as regular trustees (together, the "Regular Trustees").

         This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

         In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following: (i) the Registration Statement; (ii) the certificate of trust of each of the SunTrust Trusts (each, a "Certificate of Trust" and, collectively, the "Certificates of Trust") filed with the Secretary of State of the State of Delaware on August 18, 2004; (iii) the form of the Declaration of each of the SunTrust Trusts (including the designation of the terms of the Fixed Rate Preferred Securities of such SunTrust Trust annexed thereto); and (iv) the form of the Fixed Rate Preferred Securities of each of the SunTrust Trusts. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the SunTrust Trusts and such agreements, certificates or receipts of public officials, certificates of officers or other representatives of the Company, the SunTrust Trusts and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or the documents to be executed, we have assumed that the parties thereto, other than the SunTrust Trusts, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In addition, we have assumed that the Declaration of each SunTrust Trust and the Fixed Rate Preferred Securities of such SunTrust Trust when executed will be in substantially the forms reviewed by us. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the SunTrust Trusts and others.

         Our opinions set forth below are limited to the Delaware Trust Act and those laws of the State of Delaware that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We



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SunTrust Capital VIII
SunTrust Capital IX
SunTrust Capital X
SunTrust Capital XI
August 20, 2004
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do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Preferred Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

         The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

                  (a) we have assumed that the execution and delivery of the applicable Declarations by the parties thereto and the execution, issuance and delivery of the Preferred Securities by any SunTrust Trust do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or such SunTrust Trust or any of its properties is subject, (ii) the Certificate of Trust of such SunTrust Trust, (iii) any law, rule or regulation to which the Company or such SunTrust Trust or any of its properties is subject (except that we do not make the assumption set forth in this clause (iii) with respect to Opined on Law), (iv) any judicial or regulatory order or decree of any governmental authority or (v) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority (except that we do not make the assumption set forth in this clause (v) with respect to Opined on Law);

                  (b) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

                  (c) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby; and

                  (d) we do not express any opinion as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

                  Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement as finally amended (including all necessary post-effective amendments) becomes effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Preferred Securities being sold (the "Offered Preferred Securities") has been prepared, delivered and filed in compliance with the Act and the



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SunTrust Capital VIII
SunTrust Capital IX
SunTrust Capital X
SunTrust Capital XI
August 20, 2004
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applicable rules and regulations thereunder; (iii) the Declaration of each
SunTrust Trust relating to the Offered Preferred Securities has been duly executed and delivered by the parties thereto; (iv) if the Offered Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to such Preferred Securities has been duly authorized, executed and delivered by the Company, the relevant SunTrust Trust and the other parties thereto; and (v) the terms of the Offered Preferred Securities of each SunTrust Trust have been duly established in accordance with the applicable Declaration and such Offered Preferred Securities have been duly executed and authenticated in accordance with the applicable Declaration and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Preferred Securities of each SunTrust Trust will have been duly authorized for issuance and, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be validly issued, fully paid and nonassessable, representing undivided beneficial ownership interests in the assets of such SunTrust Trust; and the holders of such Offered Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of Offered Preferred Securities of each SunTrust Trust may be obligated, pursuant to the Declaration of such SunTrust Trust, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Institutional Trustee of such SunTrust Trust to exercise its rights and powers under the Declaration of such SunTrust Trust.

                  We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.


                                Very truly yours,



                                /s/ Skadden, Arps, Slate, Meagher & Flom LLP